UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

January 15, 2008

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(e).

2006 Incentive Award Plan – 2008 Performance Unit Grants

On January 15, 2008, the Personnel and Compensation Committee of our Board of Directors granted incentive performance unit award opportunities to certain senior PNC officers. The named executive officers from last year’s proxy statement all received grants.

The Committee authorized these grants under our shareholder-approved 2006 Incentive Award Plan. The Committee made similar grants under this plan in 2007.

The grants of performance units are denominated in shares, not dollars. Each grantee receives a target number of “share units.” Any final payout will be expressed as a percentage of target and may exceed target. A grantee will not receive a final payout unless PNC achieves corporate performance goals. The performance period for the grants begins on January 1, 2008 and ends on December 31, 2010. In early 2011, the Committee will determine whether any final payouts will occur. The Committee retains the ability to reduce payouts.

In the first quarter of 2008, the Committee will approve the corporate performance goals and a comparison peer group. The Committee will also approve additional terms and conditions for these grants, including how a change in control would impact these grants.

The target share units granted to each of the five executive officers named in last year’s proxy statement are:

James E. Rohr – Principal Executive Officer (40,000)

Richard J. Johnson – Principal Financial Officer (9,000)

Joseph C. Guyaux (16,000)

William S. Demchak (16,000)

Timothy G. Shack (13,000)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: January 22, 2008	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller